                                                                     Exhibit 4.1



________________________________________________________________________________


                              APPLETON PAPERS INC.

                     and each of the Guarantors named herein


                   12 1/2% SENIOR SUBORDINATED NOTES DUE 2008



                              ____________________

                                    INDENTURE

                          Dated as of December 14, 2001

                              ____________________


                                       and

                         U.S. Bank National Association

                                   as Trustee

                              ____________________



________________________________________________________________________________

                             CROSS-REFERENCE TABLE*

        Trust Indenture
        Act Section                                           Indenture Section
        310(a)(1).........................................          7.10
           (a)(2).........................................          7.10
           (a)(3).........................................          N.A.
           (a)(4).........................................          N.A.
           (a)(5).........................................          7.10
           (b)............................................          7.10
           (c)............................................          N.A.
        311(a)............................................          7.11
           (b)............................................          7.11
           (c)............................................          N.A.
        312(a)............................................          2.05
           (b)............................................         13.03
           (c)............................................         13.03
        313(a)............................................          7.06
           (b)(1).........................................          N.A.
           (b)(2).........................................          7.07
           (c)............................................       7.06;13.02
           (d)............................................          7.06
        314(a)............................................       4.03;13.02
           (b)............................................          N.A.
           (c)(1).........................................         13.04
           (c)(2).........................................         13.04
           (c)(3).........................................          N.A.
           (d)............................................          N.A.
           (e)............................................         13.05
           (f)............................................          N.A.
        315(a)............................................          7.01
           (b)............................................       7.05,13.02
           (c)............................................          7.01
           (d)............................................          7.01
           (e)............................................          6.11
        316(a) (last sentence)............................          2.09
           (a)(1)(A)......................................          6.05
           (a)(1)(B)......................................          6.04
           (a)(2).........................................          N.A.
           (b)............................................          6.07
           (c)............................................          2.12
        317(a)(1).........................................          6.08
           (a)(2).........................................          6.09
           (b)............................................          2.04
        318(a)............................................         13.01
           (b)............................................          N.A.
           (c)............................................         13.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                 Page


                                       ARTICLE 1.
                               DEFINITIONS AND INCORPORATION
                                      BY REFERENCE

  Section 1.01.  Definitions.....................................................................   1
  Section 1.02.  Other Definitions...............................................................  21
  Section 1.03.  Incorporation by Reference of Trust Indenture Act...............................  22
  Section 1.04.  Rules of Construction...........................................................  22

                                         ARTICLE 2.
                                         THE NOTES

  Section 2.01.  Form and Dating.................................................................  22
  Section 2.02.  Execution and Authentication....................................................  24
  Section 2.03.  Registrar and Paying Agent......................................................  24
  Section 2.04.  Paying Agent to Hold Money in Trust.............................................  24
  Section 2.05.  Holder Lists....................................................................  25
  Section 2.06.  Transfer and Exchange...........................................................  25
  Section 2.07.  Replacement Notes...............................................................  36
  Section 2.08.  Outstanding Notes...............................................................  36
  Section 2.09.  Treasury Notes..................................................................  36
  Section 2.10.  Temporary Notes.................................................................  37
  Section 2.11.  Cancellation....................................................................  37
  Section 2.12.  Defaulted Interest..............................................................  37

                                            ARTICLE 3.
                                      REDEMPTION AND PREPAYMENT

  Section 3.01.  Notices to Trustee..............................................................  37
  Section 3.02.  Selection of Notes to Be Redeemed...............................................  38
  Section 3.03.  Notice of Redemption............................................................  38
  Section 3.04.  Effect of Notice of Redemption..................................................  39
  Section 3.05.  Deposit of Redemption Price.....................................................  39
  Section 3.06.  Notes Redeemed in Part..........................................................  39
  Section 3.07.  Optional Redemption.............................................................  39
  Section 3.08.  Mandatory Redemption............................................................  40
  Section 3.09.  Offer to Purchase by Application of Excess Proceeds.............................  40

                                          ARTICLE 4.
                                          COVENANTS

  Section 4.01.  Payment of Notes................................................................  42
  Section 4.02.  Maintenance of Office or Agency.................................................  42
  Section 4.03.  Reports.........................................................................  42
  Section 4.04.  Compliance Certificate..........................................................  43
  Section 4.05.  Taxes...........................................................................  44
  Section 4.06.  Stay, Extension and Usury Laws..................................................  44
  Section 4.07.  Restricted Payments.............................................................  44
  Section 4.08.  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.......  46
  Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock......................  47

  Section 4.10.  Asset Sales.................................................................  50
  Section 4.11.  Transactions with Affiliates................................................  51
  Section 4.12.  Liens.......................................................................  51
  Section 4.13.  Line of Business............................................................  52
  Section 4.14.  Corporate Existence.........................................................  52
  Section 4.15.  Offer to Repurchase Upon Change of Control..................................  52
  Section 4.16.  No Senior Subordinated Debt.................................................  53
  Section 4.17.  No Amendment to Deferred Payment Obligation, Fox River Indemnity
                 Arrangements, Security Holders Agreements, Intercompany Acquisition
                 Loan or ESOP Documentation..................................................  53
  Section 4.18.  Limitation on Sale and Leaseback Transactions...............................  56
  Section 4.19.  Limitation on Issuances and Sales of Equity Interests in Wholly Owned
                 Subsidiaries................................................................  56
  Section 4.20.  Payments for Consent........................................................  56
  Section 4.21.  Additional Subsidiary Guarantees or Parent Guarantees.......................  56
  Section 4.22.  Designation of Restricted and Unrestricted Subsidiaries.....................  57
  Section 4.23.  Excess Cash Flow............................................................  57
  Section 4.24.  Actions Related to Debt Arbiter Determination...............................  58
  Section 4.25.  S Corporation Status........................................................  59
  Section 4.26.  Independent Directors.......................................................  59
  Section 4.27.  Capital Expenditures........................................................  59

                                        ARTICLE 5.
                                       SUCCESSORS

  Section 5.01.  Merger, Consolidation, or Sale of Assets....................................  59
  Section 5.02.  Successor Corporation Substituted...........................................  60

                                        ARTICLE 6.
                                   DEFAULTS AND REMEDIES

  Section 6.01.  Events of Default...........................................................  61
  Section 6.02.  Acceleration................................................................  62
  Section 6.03.  Other Remedies..............................................................  63
  Section 6.04.  Waiver of Past Defaults.....................................................  63
  Section 6.05.  Control by Majority.........................................................  63
  Section 6.06.  Limitation on Suits.........................................................  64
  Section 6.07.  Rights of Holders of Notes to Receive Payment...............................  64
  Section 6.08.  Collection Suit by Trustee..................................................  64
  Section 6.09.  Trustee May File Proofs of Claim............................................  64
  Section 6.10.  Priorities..................................................................  65
  Section 6.11.  Undertaking for Costs.......................................................  65
  Section 6.12.  Trustee or Holders May Issue DPO Payment Blockage Notice....................  65

                                        ARTICLE 7.
                                         TRUSTEE

  Section 7.01.  Duties of Trustee...........................................................  66
  Section 7.02.  Rights of Trustee...........................................................  68
  Section 7.03.  Individual Rights of Trustee................................................  68
  Section 7.04.  Trustee's Disclaimer........................................................  68
  Section 7.05.  Notice of Defaults..........................................................  68
  Section 7.06.  Reports by Trustee to Holders of the Notes..................................  69
  Section 7.07.  Compensation and Indemnity..................................................  69

  Section 7.08.  Replacement of Trustee..................................................  70
  Section 7.09.  Successor Trustee by Merger, etc........................................  71
  Section 7.10.  Eligibility; Disqualification...........................................  71
  Section 7.11.  Preferential Collection of Claims Against Company.......................  71

                                          ARTICLE 8.
                           LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance................  71
  Section 8.02.  Legal Defeasance and Discharge..........................................  71
  Section 8.03.  Covenant Defeasance.....................................................  72
  Section 8.04.  Conditions to Legal or Covenant Defeasance..............................  72
  Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other
                 Miscellaneous Provisions................................................  73
  Section 8.06.  Repayment to Company....................................................  74
  Section 8.07.  Reinstatement...........................................................  74

                                        ARTICLE 9.
                               AMENDMENT, SUPPLEMENT AND WAIVER

  Section 9.01.  Without Consent of Holders of Notes.....................................  74
  Section 9.02.  With Consent of Holders of Notes........................................  75
  Section 9.03.  Compliance with Trust Indenture Act.....................................  76
  Section 9.04.  Revocation and Effect of Consents.......................................  77
  Section 9.05.  Notation on or Exchange of Notes........................................  77
  Section 9.06.  Trustee to Sign Amendments, etc.........................................  77

                                        ARTICLE 10.
                                      SUBORDINATION

  Section 10.01. Agreement to Subordinate................................................  77
  Section 10.02. Certain Definitions.....................................................  77
  Section 10.03. Liquidation; Dissolution; Bankruptcy....................................  78
  Section 10.04. Default on Designated Senior Debt.......................................  78
  Section 10.05. Acceleration of Notes...................................................  79
  Section 10.06. When Distribution Must Be Paid Over.....................................  79
  Section 10.07. Notice by Company.......................................................  80
  Section 10.08. Subrogation.............................................................  80
  Section 10.09. Relative Rights.........................................................  80
  Section 10.10. Subordination May Not Be Impaired by Company............................  80
  Section 10.11. Distribution or Notice to Representative................................  81
  Section 10.12. Rights of Trustee and Paying Agent......................................  81
  Section 10.13. Authorization to Effect Subordination...................................  81
  Section 10.14. Amendments..............................................................  81

                                           ARTICLE 11.
                           PARENT GUARANTEES AND SUBSIDIARY GUARANTEES

  Section 11.01. Guarantees..............................................................  81
  Section 11.02. Subordination of Parent Guarantees and Subsidiary Guarantees............  82
  Section 11.03. Limitation on Guarantor Liability.......................................  83
  Section 11.04. Execution and Delivery of Parent Guarantee and Subsidiary Guarantee.....  83
  Section 11.05. Guarantors May Consolidate, etc., on Certain Terms......................  83
  Section 11.06. Releases Following Sale of Assets.......................................  84

                                             ARTICLE 12.
                                     SATISFACTION AND DISCHARGE
   Section 12.01.  Satisfaction and Discharge...................................................  85
   Section 12.02.  Application of Trust Money...................................................  86

                                              ARTICLE 13.
                                            MISCELLANEOUS

   Section 13.01.  Trust Indenture Act Controls.................................................  86
   Section 13.02.  Notices......................................................................  86
   Section 13.03.  Communication by Holders of Notes with Other Holders of Notes................  87
   Section 13.04.  Certificate and Opinion as to Conditions Precedent...........................  87
   Section 13.05.  Statements Required in Certificate or Opinion................................  88
   Section 13.06.  Rules by Trustee and Agents..................................................  88
   Section 13.07.  No Personal Liability of Directors, Officers, Employees and Stockholders.....  88
   Section 13.08.  Governing Law................................................................  88
   Section 13.09.  No Adverse Interpretation of Other Agreements................................  88
   Section 13.10.  Successors...................................................................  89
   Section 13.11.  Severability.................................................................  89
   Section 13.12.  Counterpart Originals........................................................  89
   Section 13.13.  Table of Contents, Headings, etc.............................................  89
   Section 13.14.  PDC Capital Corporation......................................................  89

                                           EXHIBITS

Exhibit A1   FORM OF NOTE
Exhibit A2   FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF PARENT/SUBSIDIARY GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

     INDENTURE dated as of December 14, 2001 by and among Appleton Papers Inc., a Delaware corporation (the "Company"), Paperweight Development Corp., a Wisconsin corporation (sometimes referred to herein as a "Parent Guarantor"), WTA Inc., a Delaware Corporation (a "Subsidiary Guarantor") and U.S. Bank National Association, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 1/2% Senior Subordinated Notes due 2008 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

     "144A Global Note" means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 4.15 and/or
     Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

(2) a transfer of assets between or among the Company and one or more of its Subsidiary Guarantors,

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company, the Parent Entity or to another Restricted Subsidiary or any issuance by Paperweight Development Corp. of its Capital Stock to the ESOP;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5)  the sale or other disposition of cash or Cash Equivalents;

(6)  a Restricted Payment or Permitted Investment that is permitted by Section
     4.07 hereof;

(7) the disposition, in the ordinary course of business, of obsolete, worn-out, damaged or otherwise unusable or no longer useful equipment or assets; or

(8)  the licensing of intellectual property in the ordinary course of business.

     "Assignment and Assumption Deed" means the Assignment and Assumption Deed, dated as of November 9, 2001, between AWA and Arjo Wiggins Appleton (Bermuda) Limited.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Available ESOP Contributions" means, with respect to any period, the sum of (a) the aggregate amount of cash received by Paperweight Development Corp. in respect of ESOP Stock Issuances during such period, which cash has been, in turn, contributed to the Parent Entity and then to the Company during such period, and (b) any Carryover Contributions for such period.

     "AWA" means Arjo Wiggins Appleton p.l.c. (now known as Arjo Wiggins Appleton Limited).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Bermuda Company Agreements" means the collective reference to (a) the Relationship Agreement, (b) the Assignment and Assumption Deed, (c) the by-laws and memorandum of association of Arjo Wiggins Appleton (Bermuda) Limited, (d) the certificate of incorporation and by-laws of PDC Capital Corporation and (e) the Bermuda Security Agreement.

     "Bermuda Security Agreement" means the Collateral Assignment, dated as of November 9, 2001 by Arjo Wiggins Appleton (Bermuda) Limited in favor of the Company.

     "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Expenditures" means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to Capital Lease Obligations) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period).

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

(1)  in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Carryover Contributions" means with respect to any period, the amount (if any) by which the aggregate amount of cash received by Paperweight Development Corp., in respect of ESOP Stock Issuances during the period from November 9, 2001 to the day immediately preceding the first day of such period exceeds ESOP Related Distributions during the period from November 9, 2001 to the day immediately preceding the first day of such period.

     "Cash Equivalents" means:

(1)  United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper of an issuer rated at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Services or carrying an equivalent rating by a nationally recognized rating agency, if both the two named rating agencies cease publishing ratings of commercial paper issuers generally, and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
     Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Company and Paperweight Development Corp. are not Continuing Directors;

(5) the first day on which the Parent Entity ceases to own 100% of the outstanding Equity Interests of the Company; or

(6)  the failure of the ESOP to own 100% of Paperweight Development Corp.

     "Clearstream" means Clearstream Banking, S.A.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Appleton Papers Inc., and any and all successors thereto.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, the foregoing being referred to as "Non-Cash Charges;" plus

(5) other non-cash charges from employee compensation expenses arising from the issuance of stock, options to purchase stock, deferrals and stock appreciation rights, employer matching contributions pursuant to the ESOP (excluding any such expenses which relate to options or rights which, at the option of the holder thereof, may be settled in cash); plus

(6) restructuring and relocation expenses related to the Company's Harrisburg, Pennsylvania facility closure incurred prior to the date of this Indenture and not exceeding $12,900,000 in the aggregate; plus

(7) losses in respect of the Company's investment in Paperhub.com to the extent recognized on or prior to the date of this Indenture and not exceeding $6,500,000 in the aggregate; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Current Assets" means, at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of any Person and its Subsidiaries at such date.

     "Consolidated Current Liabilities" means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of any Person and its Subsidiaries at such date, but excluding the current portion of any Indebtedness of any Person and its Subsidiaries.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

(1)  the total amount of Indebtedness of such Person and its Subsidiaries; plus

(2) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Subsidiaries; plus

(3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person,

in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of:

(1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (including the Deferred Payment Obligation), the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and

(2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; and

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon); and

(4) the product of (a) all dividend payments on any series of preferred stock of such Person or any of its Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded whether or not distributed to the specified Person or a Wholly Owned Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4) the Net Income of any Person which is not a Subsidiary or is accounted for by the equity method of accounting shall be excluded except to the extent of the amount of dividends or distributions actually paid in cash by such Person to the specified Person; and

(5) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

     "Consolidated Working Capital" means, at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Paperweight Development Corp., as the case may be, who (i) was a member of such Board of Directors of such company on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors in accordance with the Security Holders Agreements, or, if inapplicable, with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means that certain Credit Agreement, dated as of November 8, 2001 by and among Paperweight Development Corp., the Company, the several lenders party thereto, Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner, Bear Stearns Corporate Lending Inc., as syndication agent, U.S. Bank National Association d/b/a Firstar Bank, N.A. and La Salle Bank National Association, as documentation agents, M&I Marshall & Ilsley Bank, as managing agent, Associated Bank, N.A. as co-agent and Toronto Dominion (Texas), Inc., as administrative agent, providing for a senior secured credit facility for up to $340.0 million consisting of a $75.0 million four-year revolving credit facility, a $115.0 million four-year term loan A and a $150.0 million five-year term loan B including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced, whether by the same lender or any other lender or group of lenders, from time to time.

     "Credit Enhancement" means the indemnity claim insurance policy issued by Commerce and Industry Insurance Company, substantially in the form of Schedule
6.1.5.1 to the AWA Environmental Indemnity Agreement, issued on November 9, 2001 in favor of Arjo Wiggins Appleton (Bermuda) Limited, a company limited by shares organized under the Companies Act of 1981 of the Island of Bermuda.

     "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Deferred Payment Obligation" means the obligation of Paperweight Development Corp. to pay Arjo Wiggins North American Investments Ltd. approximately $321 million on the terms and conditions set forth in Schedule 2.3 of the Purchase Agreement by and among AWA, Arjo Wiggins US Holdings Ltd., Arjo Wiggins North American Investments Ltd., Paperweight Development Corp. and New Appleton LLC, dated as of July 5, 2001, excluding any refinancings thereof.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof and any Capital Stock that would constitute Disqualified Stock solely because the holders of that Capital Stock have the right to require Paperweight Development Corp. or Paperweight Development Corp. has the obligation to repurchase such Capital Stock pursuant to the terms of the ESOP will not constitute "Disqualified Stock."

     "Domestic Subsidiary" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     "Environmental Indemnity Agreements" means the Fox River AWA Environmental Indemnity Agreement and the Fox River PDC Environmental Indemnity Agreement.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ESOP" means the Appleton Papers Retirement Savings and Employee Stock Ownership Plan.

     "ESOP Documentation" means the collective reference to (a) the ESOP, (b) the Trust and (c) all amendments, supplements or other modifications to any of the foregoing, all schedules, exhibits and annexes thereto and all agreements affecting the terms thereof or entered into in connection therewith.

     "ESOP Related Distributions" means all payments, loans, advances, distributions or dividends made by the Company to the Parent Entity to permit the Parent Entity to satisfy its obligations to repurchase its common stock pursuant to the ESOP Documentation.

     "ESOP Stock Issuances" means with respect to any period, any issuance of common stock by Paperweight Development Corp. to the ESOP during such period.

     "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

     "Excess Cash Flow" means for any fiscal year of Paperweight Development Corp., the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all Non-Cash Charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurred during such period or any prior period and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount)),
(iii) the aggregate amount of all prepayments of revolving and swingline loans under the Credit Agreement during such fiscal year to the extent accompanying permanent optional reductions of the revolving commitments are made thereunder and all optional prepayments of the term loans under the Credit Agreement during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of all Indebtedness for money borrowed (including the term loans under the Credit Agreement) of the Company and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, and (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income and (vii) the excess (if any) of (A) ESOP Related Distributions during such fiscal year, over (B) Available ESOP Contributions during such fiscal year.

     "Excess Cash Flow Amount" means 75% of Excess Cash Flow.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Excluded Restricted Subsidiaries" means Appleton Papers Canada Ltd. and Appleton Papers de Mexico, S.A. de C.V.

     "Existing Indebtedness" means up to $13.3 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement but including $8.7 million pursuant to the IRB and $4.6 million of Capital Lease Obligations), until such amounts are repaid.

     "Fox River AWA Environmental Indemnity Agreement" means the Fox River AWA Environmental Indemnity Agreement by and among Paperweight Development Corp., New Appleton, LLC, the Company and AWA dated as of November 9, 2001, as amended, modified or supplemented from time to time.

     "Fox River Indemnity Arrangements" means the collective reference to the Fox River PDC Environmental Indemnity Agreement, the Fox River AWA Environmental Indemnity Agreement, the Credit Enhancement, the Fox River Security Agreement and the Bermuda Company Agreements.

     "Fox River PDC Environmental Indemnity Agreement" means the Fox River PDC Environmental Indemnity Agreement by and among Paperweight Development Corp., New Appleton, LLC and the Company dated as of November 9, 2001, as amended, modified or supplemented from time to time.

     "Fox River Security Agreement" means the Security Agreement, substantially in the form attached as Exhibit B to the Fox River AWA Environmental Indemnity Agreement, by and among the Company, Paperweight Development Corp., New Appleton, LLC and AWA.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

(1)  the Parent Entity;

(2) the Company's Restricted Subsidiaries, other than the Excluded Restricted Subsidiaries, on the date of this Indenture; and

(3) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor if its respective Guarantee is released in accordance with this Indenture.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3) agreements or arrangements designed to protect such Person against currency fluctuations or fluctuations in the cost of raw materials,

in each case, in amounts reasonably related to such Person's business and operations and not for speculative purposes.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)  in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)  in respect of banker's acceptances;

(4)  representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable provided that the Deferred Payment Obligation shall be excluded from the calculation of Indebtedness with respect to Paperweight Development Corp.; or

(6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

     "Independent Director" means a director that would qualify as an independent director for purposes of a company's audit committee pursuant to Nasdaq Stock Market Listing Requirements; provided however, that in lieu of having the applicable financial expertise required by such requirements, such director may have operational business expertise.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Intercompany Acquisition Loan" means the loan by the Company to Paperweight Development Corp. in the aggregate of $546.0 million using the proceeds of the Senior Subordinated Note due 2008 issued to AWA on November 9, 2001, $265.0 million of term loans under the Credit Agreement and $31.0 million of the Company's cash available immediately prior to November 9, 2001.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     "IRB" means the unsecured variable rate industrial revenue bonds due 2013 and 2027 existing on the date of this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Leverage Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of Paperweight Development Corp., excluding the Deferred Payment Obligation, as of such date to (b) the Consolidated Cash Flow of Paperweight Development Corp. for the most recent four full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or Dispositions of assets made by the Parent Entity, the Company or its Restricted Subsidiaries from the beginning of such four quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and Dispositions had occurred at the beginning of such four quarter period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Parent Entity, the Company or its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the four quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries or the Parent Entity in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,
(ii) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, (iii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Cash Charges" shall have the meaning set forth in clause (4) under the definition of "Consolidated Cash Flow."

     "Non-Recourse Debt" means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Notes" has the meaning assigned to it in the preamble to this Indenture. The Notes shall be treated as a single class for all purposes under this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the Notes by the Company.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Parent Entity" means Paperweight Development Corp. and any future direct or indirect parent of the Company.

     "Parent Guarantee" means a Guarantee of the Notes by the Parent Entity or any future Parent Entity that executes a supplemental Indenture.

     "Parent Guarantors" means Paperweight Development Corp. and any future Parent Entity that executes a Parent Guarantee in accordance with the terms of this Indenture.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Business" means any business engaged in by the Company or its Restricted Subsidiaries as of the date of this Indenture or any business reasonably related, ancillary or complementary thereto.

     "Permitted Investments" means:

(1) any Investment in the Company or in a Restricted Subsidiary that is a Guarantor;

(2)  any Investment in Cash Equivalents;

(3)  any Investment existing on the date of this Indenture;

(4) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary that is a Guarantor;

(5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section
     4.10 hereof;

(6) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Paperweight Development Corp.;

(7) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(8)  Hedging Obligations;

(9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $5.0 million;

(10) loans and advances to employees and officers of the Company, the Restricted Subsidiaries and the Parent Entity (or guarantees of third party loans to such persons) in the ordinary course of business for bona fide business purposes not in excess of $2.0 million at any time outstanding; and

(11) extensions of trade credit (including accounts receivable) by the Company and its Restricted Subsidiaries on commercially reasonable terms in the ordinary course of business.

     "Permitted Liens" means:

(1) Liens of the Company and any Guarantor that are securing Indebtedness and other Obligations under the Credit Agreement or that are securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

(2)  Liens in favor of the Company or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness;

(6) Liens existing on the date of this Indenture and any extensions or renewals thereof otherwise permitted by the terms of this Indenture;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to Obligations that do not exceed $10.0 million at any one time outstanding;

(9) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(10) Liens on rights of "Recovery" in favor of AWA pursuant to and as defined in the Fox River Indemnity Arrangements;

(11) statutory Liens of landlords and Liens of carriers, warehouseman, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provisions, if any, shall be required by GAAP shall have been made in respect thereof;

(12) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; and

(13) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) or any Indebtedness of the Parent Entity in the form of Guarantees of the Credit Agreement; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Person.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Reinvestment Deferred Amount" means with respect to any Reinvestment Event, the aggregate net cash proceeds received by a Person in connection therewith that are not applied to prepay term loans under the Credit Agreement or reduce the revolving commitments under the Credit Agreement as a result of the delivery of a Reinvestment Notice.

     "Reinvestment Event" means any Asset Sale or Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

     "Reinvestment Notice" means a written notice executed by an officer stating that no Event of Default has occurred and is continuing and that the Company (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the net cash proceeds of an Asset Sale or Recovery Event to make a capital expenditure or acquire or make capitalized repairs to fixed or capital assets that are used or useful in a Permitted Business.

     "Relationship Agreement" means the Agreement dated as of November 9, 2001 by and among AWA, Arjo Wiggins (Bermuda) Holdings Limited, Paperweight Development Corp., PDC Capital Corporation and Arjo Wiggins Appleton (Bermuda) Limited.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Holders Agreements" means, collectively, the Security Holders Agreement by and between Paperweight Development Corp. and the Trust dated as of November 9, 2001 and the Security Holders Agreement by and between Appleton Papers and the Trust dated as of November 9, 2001.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantee" means the Guarantee of the Notes by each Subsidiary Guarantor.

     "Subsidiary Guarantors" means any Subsidiary of the Company that is a Guarantor of the Notes and any future Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the terms of this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided by Section 9.03 hereof.

     "Trust" means the Appleton Papers Inc. Employee Stock Ownership Trust adopted July 19, 2001.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means Appleton Recycled Fibers, Inc. and any Subsidiary of the Company (other than Appleton Papers Canada Ltd. and Appleton Papers de Mexico, S.A. de C.V. or any successor to either of them) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such
Subsidiary:

(1)  has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)  the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.   Other Definitions.

                                                                    Defined in
     Term                                                            Section
     ----                                                            -------
     "Affiliate Transaction".....................................     4.11
     "Asset Sale Offer"..........................................     3.09
     "Authentication Order"......................................     2.02
     "Change of Control Offer"...................................     4.15
     "Change of Control Payment".................................     4.15
     "Change of Control Payment Date"............................     4.15
     "Covenant Defeasance".......................................     8.03
     "Designated Senior Debt"....................................    10.02
     "DPO Payment Blockage Notice"...............................     6.12
     "DTC".......................................................     2.03
     "Economic Terms"............................................     4.17
     "Event of Default"..........................................     6.01
     "Excess Cash Flow Offer"....................................     4.23
     "Excess Cash Flow Offer Period".............................     4.23
     "Excess Cash Flow Payment"..................................     4.23
     "Excess Cash Flow Payment Date".............................     4.23
     "Excess Proceeds"...........................................     4.10
     "incur".....................................................     4.09
     "Legal Defeasance"..........................................     8.02
     "Offer Amount"..............................................     3.09
     "Offer Period"..............................................     3.09
     "Paying Agent"..............................................     2.03
     "Payment Blockage Notice"...................................    10.04
     "Payment Default"...........................................     6.01
     "Permitted Debt"............................................     4.09
     "Permitted Junior Securities"...............................    10.02
     "Purchase Date".............................................     3.09
     "Registrar".................................................     2.03
     "Representative"............................................    10.02
     "Restricted Payments".......................................     4.07
     "Senior Debt"...............................................    10.02

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes and the Parent Guarantee and Subsidiary Guarantee means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Parent Guarantee and Subsidiary Guarantee, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) provisions apply to successive events and transactions; and

          (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01.  Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto) which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its St. Paul, Minnesota office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note as contemplated by Section 2.06(b)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.  Execution and Authentication.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, and premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary or that the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there has occurred and is occurring a Default or an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to
(x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                 (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                 (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                 (C) if the transferee is an Institutional Accredited Investor who will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D)  the Registrar receives the following:

                         (1) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                         (2) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c)   Transfer or Exchange of Beneficial Interests for Definitive Notes.

           (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

               (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

                (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
                Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Notes to
     Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(iii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
Interests.

               (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                   (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                   (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                   (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                   (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                   (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                   (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                   (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

          the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the 144A Global Note.

     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

          (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

          (D)  the Registrar receives the following:

               (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global

     Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE

EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO APPLETON PAPERS INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF APPLETON PAPERS INC. SO REQUESTS), (2) TO APPLETON PAPERS INC. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF APPLETON PAPERS INC."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15, 4.23 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.     Replacement Notes.

          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser; provided that the aggregate principal amount stated in paragraph 4 of the Notes shall not increase by reason of this Section 2.08 or Section 2.07 hereof.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of notes or a satisfaction and discharge of the indenture.

         The notice shall identify the Notes to be redeemed and shall state:

         (a)      the redemption date;

         (b)      the redemption price;

         (c)      if any Note is being redeemed in part, the portion of the

principal
amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d)      the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

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
         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.     Deposit of Redemption Price.

         On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to December 15, 2005. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

         Year                                                  Percentage
         ----                                                  ----------
         2005 ................................................  106.250%
         2006 ................................................  103.125%
         2007 and thereafter .................................  100.000%

         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to December 15, 2004, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of an initial public offering of its common stock or the net cash proceeds from the issuance of Equity Interests, other than Disqualified Stock, to third parties other than the Parent Entity, at a redemption price equal to 112.500% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 60 days of the date of the closing of such initial public offering or other equity cash investment.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.     Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a)      that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b)      the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09 and/or Section 4.10 hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 and/or Section 4.10 hereof by virtue of such conflict.

     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01.     Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.     Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.     Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. If the Company or any Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding sentence shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto to the same extent that would be required by Regulation S-X promulgated pursuant to the Securities Act, and in addition, in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports referred to in clauses (i) and (ii) of this paragraph with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA (S) 314(a).

     (b) For so long as any Notes remain outstanding, the Company and the Parent Guarantors and the Subsidiary Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.     Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

         The Parent Entity and the Company shall not, and shall not permit any of the Company's Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' or the Parent Entity's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries or the Parent Entity) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' or Parent Entity's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Parent Guarantee or the Subsidiary Guarantee, except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of
         Section 4.09 hereof; and

               (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 30% of the

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     Consolidated Net Income of Paperweight Development Corp. for the period
     (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Paperweight Development Corp.'s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (A) the fair market value of such Subsidiary or (B) the Company's initial Investment in such Subsidiary.

Notwithstanding the foregoing, the Parent Entity and the Company shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment in respect of the Deferred Payment Obligation prior to its Stated Maturity.

     So long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness unless otherwise prohibited by the terms of this Indenture; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the payment of loans, advances, dividends or distributions by the Company to the Parent Entity to permit the Parent Entity to satisfy its legal obligations to pay taxes and administrative and other expenses incurred in the ordinary course of business provided that such amounts are promptly used to pay such taxes and administrative and other expenses and provided further that such amounts may not exceed, without duplication, $1,000,000 in the aggregate for payments to the Parent Entity in any twelve month period; (vi) issuances of Capital Stock by Paperweight Development Corp. to the ESOP in satisfaction of the employer matching obligation under the ESOP; (vii) investments acquired solely as a capital contribution; and (viii) distributions by the Company to permit Paperweight Development Corp. to repay the Intercompany Acquisition Loan so long as the amount of any such distribution is simultaneously netted against amounts owing to the Company under the Intercompany Acquisition Loan and no cash is paid as a result of any such distribution.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the

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
Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $7.5 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture; (ii) this Indenture, the Notes and the Parent Guarantee and the Subsidiary Guarantee; (iii) applicable law;
(iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (v) customary non-assignment provisions in leases, licenses and supply contracts entered into in the ordinary course of business; (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) of this
Section 4.08; (vii) any agreement for the sale or other disposition of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (ix) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens; (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (xii) any agreement governing Indebtedness incurred after the date of this Indenture permitted under
Section 4.09 hereof; provided that the restrictions contained in any such agreement, taken as a whole, are not less favorable to the Holders of the Notes than those contained in the agreements governing Existing Indebtedness; or
(xiii) any encumbrances or restrictions imposed by amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Parent Entity and the Company shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit the Parent Entity to issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Subsidiary Guarantors may incur Indebtedness or issue preferred stock, if the Leverage Ratio of Paperweight Development Corp. at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of Paperweight Development Corp. for which internal financial statements are available, would have been no greater than:

                  (a) 3.25 to 1, if such incurrence or issuance is on or prior to September 30, 2002;

                  (b) 2.50 to 1, if such incurrence or issuance is after September 30, 2002 but on or prior to September 30, 2003;

                  (c) 2.25 to 1, if such incurrence or issuance is after September 30, 2003 but on or prior to September 30, 2004; or

                  (d)      1.75 to 1 thereafter.

         The provisions of the first paragraph of this Section 4.09 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i)      the incurrence by the Company of additional

         Indebtedness and letters of credit, and the incurrence by the Guarantors of related Guarantees, under the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $340.0 million (a) less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under the Credit Agreement or the guarantees thereof (other than repayments that are concurrently reborrowed) that have been made by the Company or any of its Restricted Subsidiaries since the date hereof and (b) less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under the Credit Agreement or the guarantees thereof that have been made by the Company or any of its Restricted Subsidiaries since the date hereof, provided, however, that no repayments or reductions under the immediately preceding clauses (a) or (b) shall reduce below $75.0 million the amount of Indebtedness that may be outstanding at any one time under this clause (i);

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

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

         (iii) the incurrence by the Parent Entity of the Deferred Payment Obligation and Intercompany Acquisition Loan;

         (iv) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Parent Guarantee and the Subsidiary Guarantee to be issued on the date hereof and the Exchange Notes and the related Parent Guarantee and the Subsidiary Guarantee to be issued pursuant to the Registration Rights Agreement;

         (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), not to exceed 3% of the consolidated tangible net assets of the Company and its Restricted Subsidiaries as of the last day of the most recently ended full fiscal quarter period of the Company for which internal financial statements are available, with tangible net assets being calculated for this purpose as the sum of (a) Consolidated Current Assets plus (b) consolidated property, plant and equipment (net of accumulated depreciation) calculated in accordance with GAAP and set forth on the consolidated balance sheet at such date less (c) Consolidated Current Liabilities;

         (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.09 or clauses
     (ii), (iv), (v), (vi) or (xi) of this paragraph;

         (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that:

                (A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee or Parent Guarantee, in the case of a Guarantor; and

                (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and
         (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

         (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations provided, that to the extent such Hedging Obligations relate to Indebtedness, such Indebtedness is permitted by the terms of this Indenture to be outstanding;

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

          (ix) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

          (x) the accrual of interest, the accretion (including the accretion on the Deferred Payment Obligation) or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09;

          (xi) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed $20.0 million;

          (xii) the incurrence by the Company of Indebtedness or Obligations represented by or incurred pursuant to the Environmental Indemnity Agreements;

          (xiii) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such indebtedness is satisfied within three business days of incurrence;

          (xiv) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xiv);

          (xv) Indebtedness arising from agreements of the Company or a Restricted Subsidiary or the Parent Entity providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed 20% of the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xvi) obligations in respect of performance and surety bonds provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business consistent with past practice; and

          (xvii) Indebtedness arising under the Intercompany Acquisition Loan, provided, however, that such Indebtedness must be expressly subordinated to the Parent Guarantee.

     Notwithstanding the foregoing, the Company shall not permit the Parent Entity to amend, modify, change or refinance the Deferred Payment Obligation.

     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described

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

in clauses (i) through (xvi) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt. Accrual of interest shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10.   Asset Sales.

     The Parent Entity and the Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(i) the Company (or the Restricted Subsidiary or Parent Entity, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and (iii) at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary or Parent Entity is in the form of cash or Cash Equivalents; provided, however, that the amount of (x) any liabilities, as shown on the Company's or such Restricted Subsidiary's or Parent Entity's most recent balance sheet, of the Company or any Restricted Subsidiary or Parent Entity (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary or Parent Entity from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary or Parent Entity from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary or Parent Entity into cash, to the extent of the cash received in that conversion, shall be deemed to be cash for purposes of this provision. A transfer of assets by the Company to a Subsidiary Guarantor or by a Subsidiary Guarantor to the Company or to another Subsidiary Guarantor, and an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, shall not be deemed to be an Asset Sale. Any Restricted Payment that is permitted by Section 4.07 hereof shall not be deemed to be an Asset Sale.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply (or cause to be applied) the Net Proceeds from such Asset Sale, at its option (a) to Repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect to such revolving credit Indebtedness, (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business, (c) to make a Capital Expenditure or (d) to acquire or make capitalized repairs to other long-term assets that are used or useful in a Permitted Business. Notwithstanding the foregoing, neither the Company nor one or more of its Subsidiaries shall engage in an Asset Sale in which the purchaser or transferee is the Parent Entity. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from such Asset Sale that are not finally applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." Within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence a pro rata Asset Sale Offer pursuant to Section 3.09 hereof to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 hereof, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggreate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be deemed to be reset at zero.

Section 4.11.   Transactions with Affiliates.

     The Parent Entity and the Company shall not, and shall not permit any of the Company's Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or relevant Restricted Subsidiary or the Parent Entity than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary or such Parent Entity with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided, however, that the following items shall not be deemed Affiliate Transactions: (i) any employment, termination protection, deferred compensation, incentive, non-competition, benefit, indemnification or similar agreement or plan entered into by the Company or any of its Restricted Subsidiaries or the Parent Entity in the ordinary course of business with officers, directors or employees of the Company or such Restricted Subsidiary or Parent Entity; (ii) transactions between or among the Parent Entity, the Company and/or one or more of its Restricted Subsidiaries that is a Guarantor; (iii) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, or is under common control with, such Person; (iv) payment of reasonable compensation (including equity-based compensation) and expense reimbursements to members of the Board of Directors who are not otherwise Affiliates of the Company; (v) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company not otherwise prohibited by this Indenture; (vi) Restricted Payments or Permitted Investments that are permitted by Section 4.07 hereof; (vii) the repurchase by Paperweight Development Corp., or the issuance by Paperweight Development Corp., of shares of its Capital Stock, from or to the ESOP, as the case may be, pursuant to the terms of the ESOP Documentation, not otherwise prohibited by this Indenture; and (viii) amendments to the ESOP as may, from time to time, be required by law.

Section 4.12.   Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an

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

equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13.   Line of Business.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

         The Company shall not permit the Parent Entity to conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its direct or indirect ownership of the Capital Stock of the Company (including matters related to the ESOP) and those actions required to be taken under the Deferred Payment Obligation, Guarantees permitted by this Indenture, the Intercompany Acquisition Loan, the Environmental Indemnity Agreements and the Credit Enhancement.

Section 4.14.   Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.   Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 20 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute a Change of Control and stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");
(3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to

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have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.16. No Senior Subordinated Debt.

         Notwithstanding the provisions of Section 4.09 hereof, (i) the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes, and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Parent Guarantee or Subsidiary Guarantee, as applicable.

Section 4.17. No Amendment to Deferred Payment Obligation, Fox River Indemnity
              Arrangements, Security Holders Agreements, Intercompany Acquisition Loan or ESOP Documentation.

         (a) Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall not permit Paperweight Development Corp. to amend, modify, waive, assign or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Deferred Payment Obligation other than any such amendment, modification, waiver or other change that:

              (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon;

              (ii)  does not involve the payment of a consent fee; or

              (iii) involves a change to a notice address or cures any ambiguity, defect or inconsistency in a manner not in any respect adverse to the Holders of the Notes.

         (b) Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company and Paperweight Development Corp. shall not amend, supplement or otherwise modify, or permit the amendment, supplement or modification of (pursuant to a waiver, endorsement or otherwise) the terms and conditions of the Fox River Indemnity Arrangements other than to the extent necessary to change a notice address or to cure any ambiguity, defect or inconsistency in a manner not in any respect adverse to the Holders of the Notes; provided, however, that terms, other than the Economic Terms (as defined below), of the Relationship Agreement, the Assignment and Assumption Deed and the Credit Enhancement may be amended with the prior written consent of the Trustee, which consent shall be given only upon the receipt of:

              (i) 30 days' prior written notice of the proposed amendment, modification, waiver or alteration, describing the same in reasonable detail and providing any related documentation for the proposed implementation thereof;

              (ii) an Opinion of Counsel acceptable to the Trustee, to the effect that the proposed amendment, modification, waiver or alteration will not have an adverse effect on the legal rights of Arjo Wiggins Appleton (Bermuda) Limited, which is the policyholder under the Credit Enhancement, Paperweight Development Corp. and the Company under the Relationship Agreement or the Assignment and Assumption Deed, and does not have an adverse effect on the then remoteness of Arjo Wiggins (Bermuda) Holdings Limited and Arjo Wiggins Appleton (Bermuda) Limited from AWA and its other Affiliates for bankruptcy, substantive consolidation or similar purposes;

              (iii) an Officer's Certificate on behalf of Paperweight Development Corp., certifying that it believes that the proposed amendment, modification, waiver or alteration is not adverse to Arjo Wiggins Appleton (Bermuda) Limited, Paperweight Development Corp. or the Company;

              (iv) an opinion from an investment bank of recognized national standing, to the effect that the proposed amendment, modification, waiver or alteration is not adverse, from a financial point of view, to Arjo Wiggins Appleton (Bermuda) Limited or to the Holders of the Notes and would not, in such investment bank's opinion, result in any adverse effect on the trading or price of the Notes; and

              (v) any additional opinions or certificates that the Trustee determines may reasonably be required given the circumstances of any proposed amendment, modification, waiver or alteration;

in each case, in form and substance acceptable to the Trustee.

Notwithstanding the foregoing, the Trustee shall not be requested to approve and shall not approve any amendment, modification, waiver or alteration of Section 2(h) of the Relationship Agreement providing for the conditions for Trustee consent or any of the following terms (the "Economic Terms") of the Relationship Agreement, the Assignment and Assumption Deed and the Credit Enhancement:

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

              (i) Section I--Insuring Agreement, Section II--Limits of Insurance, Section III--Conditions (other than Sections 3.d, 8, 9, 18 and 20 thereof) and all related definitions of the Credit Enhancement;

              (ii)  any provisions of the Assignment and Assumption Deed;

              (iii) requirements for certificates of approval from the Trustee or other lenders contained in the Relationship Agreement or the Credit Enhancement;

              (iv)  the identity of the insurer under the Credit Enhancement;
         and

              (v) changes in the jurisdiction of organization of Arjo Wiggins Appleton (Bermuda) Limited, which is the policyholder under the Credit Enhancement, to any jurisdiction other than as specified in Exhibit B to the Relationship Agreement.

         (c) Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company and Paperweight Development Corp. shall not amend, supplement or otherwise modify, or permit the amendment, supplement or modification of (pursuant to a waiver, endorsement or otherwise) the terms and conditions of the Security Holders Agreements other than to the extent necessary to change a notice address or to cure any ambiguity, defect or inconsistency in a manner not in any respect adverse to the Holders of the Notes.

         (d) Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, Appleton Papers and the Parent Entity shall not amend, supplement or otherwise modify, or permit the amendment, supplement or modification of (pursuant to a waiver, endorsement or otherwise) the terms and conditions of the Intercompany Acquisition Loan except to change a notice address or to cure any ambiguity, defect or inconsistency in a manner not in any respect adverse to the Holders of the Notes.

         (e) Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, Appleton Papers and the Parent Entity shall not amend, supplement or otherwise modify, or permit the amendment, supplement or modification of (pursuant to a waiver, endorsement or otherwise) the ESOP Documentation except that the ESOP Documentation may be amended, supplemented or modified as may be required by law, or to maintain the tax qualified status of the ESOP or to change a notice address or to cure any ambiguity, defect or inconsistency in a manner not in any respect adverse to the Holders of the Notes; provided, however, that certain administrative, non-economic and other terms of the ESOP Documentation, not including provisions regarding (i) contributions to the ESOP (Article 3 of the ESOP), (ii) distributions to participants (Article 7 of the ESOP), (iii) amendment or termination of the ESOP (Articles 9 and 10 of the ESOP), (iv) eligibility (Section 2.1(d) of the ESOP), (v) the allowable amount of a participant's Savings Percentage (as defined in the ESOP) (Section 2.2(a) of the ESOP), (vi) leased employees (Section 2.6 of the ESOP), (vii) the vesting schedule relating to specific accounts (Section 4.2 of the ESOP), (viii) special vesting rules (Section 4.3 of the ESOP), (ix) maximum amounts on annual additions (Section 5.4 of the ESOP), (x) limitation on deduction (Section 5.5 of the ESOP), (xi) the trust fund (Section 6.1 of the ESOP), (xii) diversification of ESOP accounts (Section 6.5 of the ESOP), (xiii) adjustment of ESOP accounts (Section 6.9(e) of the ESOP) and definitions related to items (i) through (xiii) of this subsection
(e) may be amended with the consent of the Trustee upon receipt of (A) an Officer's Certificate and an Opinion of Counsel, to the general effect that the proposed amendment is not adverse to Paperweight Development Corp. or the Company, and (B) an opinion of an ESOP consultant, to the general effect that the proposed amendment will not accelerate the timing or amount of Paperweight Development Corp.'s obligations to repurchase common stock from employees terminating their participation in the ESOP.

Section 4.18.  Limitation on Sale and Leaseback Transactions.

         The Parent Entity and the Company shall not, and shall not permit any of the Company's Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary Guarantor may enter into a sale and leaseback transaction if (i) the Company or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.19. Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries.

         The Company (i) shall not, and shall not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless
(a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Section 4.20.  Payments for Consent.

         The Company shall not, and shall not permit any of its Subsidiaries or the Parent Entity to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21.  Additional Subsidiary Guarantees or Parent Guarantees.

         If the Company or any of its Subsidiaries shall acquire or create another Domestic Subsidiary after the date of this Indenture, other than a Subsidiary with less than $2.0 million in total assets at the time of its creation and thereafter as assessed each quarter based on the most recently available quarterly balance sheet or a group of Subsidiaries with less than $5.0 million in total assets in the aggregate at the time of their creation and thereafter as assessed each quarter based on the most recently available quarterly balance sheet, excluding all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, then each newly acquired or created Domestic Subsidiary shall become a Guarantor and shall execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, within 10 Business Days of the date on which it was acquired, created or assessed.

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

         If the Parent Entity shall acquire or create another entity having a direct or indirect ownership interest in the Company after the date of this Indenture, then that newly acquired or created entity shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, within 10 Business Days of the date on which it was acquired or created.

Section 4.22.  Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of Section
4.07 hereof or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.23.  Excess Cash Flow.

         (a) If, for any fiscal year of the Company commencing with the fiscal year ending December 28, 2002, there is Excess Cash Flow, the Company shall first apply the Excess Cash Flow Amount to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect to such revolving credit Indebtedness and second, permanently reduce revolving credit commitments relating to Senior Debt in an amount equal to the remaining Excess Cash Flow Amount, if any, not used to repay Senior Debt, provided that the Company shall not be required in either case to reduce such revolving credit commitments to less than $50.0 million. If more than $5.0 million of the Excess Cash Flow Amount remains after such prepayment and adjustment for such permanent reduction, the Company shall make an offer (an "Excess Cash Flow Offer") to Holders of the Notes to repurchase in cash all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes up to the maximum principal amount of Notes, together with interest and Liquidated Damages, if any, that may be repurchased with the remaining Excess Cash Flow Amount at a purchase price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Excess Cash Flow Payment"). The application of any Excess Cash Flow amounts towards the prepayment of Senior Debt and any Excess Cash Flow Offer must occur within 20 days of the earlier to occur of (a) the day on which year end financial statements first become available or (b) 90 days after the end of the fiscal year. Upon the commencement of an Excess Cash Flow Offer, the Company shall mail a notice to each Holder stating: (1) that the Excess Cash Flow Offer is being made pursuant to this Section 4.23 and the length of time the Excess Cash Flow Offer shall remain open, which shall be a period of 20 days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Excess Cash Flow Offer Period"); (2) the purchase price and the purchase date, which shall be no later than five days after the termination of the Excess Cash Flow Offer Period (the "Excess Cash Flow Payment Date"); (3) that any Note not tendered or accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Excess Cash Flow Payment, all Notes accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Payment Date; (5) that Holders electing to have any Notes purchased pursuant to an Excess Cash Flow Offer may elect to have Notes purchased in integral multiples of $1,000 only, (6) that Holders electing to have any Notes purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the

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

Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Cash Flow Payment Date; (7) that Holders will be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Excess Cash Flow Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have the Notes purchased; (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Cash Flow Payment, the Trustee shall select the Notes to be purchased on a pro rata basis (which such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (9) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.23, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.23 by virtue of such conflict.

         (b) On or before the Excess Cash Flow Payment Date, the Company shall, to the extent lawful, (1) accept for payment or a pro rata basis to the extent necessary all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer, (2) deposit with the Paying Agent an amount equal to the Excess Cash Flow Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Excess Cash Flow Payment Date) mail to each Holder of Notes so tendered the Excess Cash Flow Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. Prior to complying with any of the provisions of this Section 4.23, the Company shall obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt, including revolving credit commitments, to permit the repurchase of Notes required by this Section 4.23. The Company shall publicly announce the results of the Excess Cash Flow Offer on or as soon as practicable after the Excess Cash Flow Payment Date. If any Excess Cash Flow remains after consummation of an Excess Cash Flow Offer, the Company may use such Excess Cash Flow for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Payment, the Trustee shall select the Notes to be purchased on a pro rata basis.

Section 4.24.  Actions Related to Debt Arbiter Determination.

         If, pursuant to the terms of the Fox River AWA Environmental Indemnity Agreement, the Designated Debt Arbiter, as defined therein, determines that the Company will have sufficient internal excess cash to be able to repay the Notes at their stated maturity, then such internal excess cash shall be deposited for purposes of such repayment with the Trustee within five days of such determination but not earlier than 30 days prior to the Stated Maturity of the Notes, provided, that if the amount initially deposited is not sufficient to repay the Notes in full at their stated maturity, then the Company shall make additional deposits promptly and from time to time during the period between the initial deposit and the

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stated maturity as additional internal excess cash becomes available until the total repayment amount has been deposited.

Section 4.25.  S Corporation Status.

         The Company shall not and shall not permit the Parent Entity to take, or fail to take, any action that would terminate, or could reasonably be expected to lead to the termination of, Paperweight Development Corp.'s qualification as an "S Corporation" or the qualification of any Subsidiary of Paperweight Development Corp. (other than any such Subsidiary that is an "Ineligible Corporation" under Section 1361(b)(2) of the Code) as a "qualified subchapter S subsidiary," in each case, for U.S. federal income tax purposes.

Section 4.26.  Independent Directors

         The Board of Directors of both the Company and Paperweight Development Corp. shall include, at all times, at least two Independent Directors.

Section 4.27.  Capital Expenditures.

         The Company will not and will not permit any of its Subsidiaries to make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Company and its Subsidiaries not exceeding, during any fiscal year of the Parent Entity (or, in the case of fiscal year 2001, during the fourth fiscal quarter of 2001) the amount set forth below opposite such fiscal year:

         Fiscal Year                                            Amount
         -----------                                            ------
         2001..............................................   $15,600,000
         2002..............................................   $70,000,000
         2003..............................................   $60,000,000
         2004 and each fiscal year thereafter..............   $55,000,000

; provided, that (i) up to 50% of any such amount referred to above, if not so expended in the original fiscal year for which it is permitted, may be carried forward for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above, and, second, in respect of amounts carried forward from the prior fiscal year pursuant to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless (i) either: (A) the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment,

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transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists, (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (v) all rights afforded to the Company or Paperweight Development by the Environmental Indemnity Agreements are effectively assigned, in full, to the Person formed by or surviving any such consolidation or merger (if other than the Company or Paperweight Development) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made pursuant to agreements reasonably satisfactory to the Trustee. In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not be applicable to a consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries. In addition, the Company shall not permit the Parent Entity to and the Parent Entity shall not consolidate or merge with any entity other than another Parent Entity and will not permit any merger between any future Parent Entity unless and until the conditions set forth in clauses (i) through (v) of this Section 5.01 have been satisfied provided that with respect to clause (iv)(A), the Consolidated Net Worth immediately after any such transaction shall be equal to or greater than the Consolidated Net Worth of such Parent Entity immediately preceding the transaction .

Section 5.02.  Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that, from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the predecessor Company's assets that meets the requirements of Section 5.01 hereof.

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                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

         An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes whether or not prohibited by the provisions of Article 10 hereof and such default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not prohibited by the provisions of Article 10 hereof;

         (c) the Company fails to comply with any of the provisions of Section 4.07, 4.09, 4.10, 4.15, 4.17, 4.23, 4.24, or 5.01 hereof;

         (d) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged, or stayed or the execution of which has not been otherwise postponed or precluded in accordance with applicable procedures, for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

         (g) the Parent Entity, the Company or any one or more of its Subsidiaries with, individually or in the aggregate, total assets or liabilities of greater than or equal to $10.0 million pursuant to or within the meaning of Bankruptcy Law:

               (i)    commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

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          (iv)   makes a general assignment for the benefit of its creditors, or

          (v)    generally is not paying its debts as they become due;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Parent Entity, the Company or any one or more of its Subsidiaries with, individually or in the aggregate, total assets or liabilities of greater than or equal to $10.0 million in an involuntary case;

          (ii) appoints a custodian of the Parent Entity, the Company or any one or more of its Subsidiaries with, individually or in the aggregate, total assets or liabilities of greater than or equal to $10.0 million or, for all or substantially all of the property of the Parent Entity, the Company or any one or more of its Subsidiaries with, individually or in the aggregate, total assets or liabilities of greater than or equal to $10.0 million; or

          (iii) orders the liquidation of the Parent Entity, the Company or any one or more of its Subsidiaries with, individually or in the aggregate, total assets or liabilities of greater than or equal to $10.0 million;

and the order or decree remains unstayed and in effect for 60 consecutive days;

     (i) except as permitted by this Indenture, any Subsidiary Guarantee or Parent Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee or Parent Guarantee, as applicable; and

     (j) the Environmental Indemnity Agreements or the Credit Enhancement are terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (except in accordance with the terms thereof) to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm in writing its obligations under either the Environmental Indemnity Agreements or the Credit Enhancement.

Section 6.02.  Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

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     If an Event of Default occurs on or after December 15, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any of its Affiliates with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to December 15, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on December 15 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

     Year                                                     Percentage
     ----                                                     ----------
     2001....................................................    12.500%
     2002 ..................................................    10.9375%
     2003 ..................................................       9.37%
     2004 ...................................................    7.8125%

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences he`reunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

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Section 6.06.   Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.   Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.   Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.   Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances

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of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              First:   to the Trustee, its agents and attorneys for amounts due
          under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

              Third:   to the Company or to such party as a court of competent
          jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12. Trustee or Holders May Issue DPO Payment Blockage Notice.

          In the event of a type of change of control of either the Parent Entity or the Company as a result of which the Parent Entity is required to offer to repurchase the Deferred Payment Obligation, pursuant to the terms thereof, at a price equal to the price that would have been payable if the Deferred Payment Obligation had been prepaid on that date, the Trustee or Holders of 25% of the principal amount of the Notes then outstanding voting as a single class shall have the right to block any such payments by the Parent Entity in respect of the Deferred Payment Obligation by delivery of a written payment blockage notice (the "DPO Payment Blockage Notice"). Any such DPO Payment Blockage Notice shall last for a period of 179 days from the date of notice or, if longer, so long as an Event of Default shall have occurred and be continuing under the terms of this Indenture. No change of control event that existed or was

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

continuing on the date of delivery of any DPO Payment Blockage Notice shall be, or be made, the basis for a subsequent DPO Payment Blockage Notice.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01. Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trutee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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     (g)  Except with respect to Section 4.04(a), the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a) and 6.01(b) (defaults in payments on the Notes) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     (h)  Delivery of reports, information and documents to the Trustee under
Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

     (i) In the event that the prior written consent of the Trustee is required pursuant to any of Sections 2(a) through 2(g) or Section 9 of the Relationship Agreement, the Trustee shall deliver such consent only upon the receipt of either (A) each of the following:

          (i) 30 days' prior written notice of the proposed action, describing the same in reasonable detail and providing any related documentation for the proposed implementation thereof;

          (ii) an Opinion of Counsel acceptable to the Trustee, to the effect that the proposed action will not have an adverse effect on the legal rights of Arjo Wiggins Appleton (Bermuda) Limited, which is the policyholder under the Credit Enhancement, Paperweight Development Corp. and the Company under the Relationship Agreement or the Assignment and Assumption Deed, and does not have an adverse effect on the then remoteness of Arjo Wiggins (Bermuda) Holdings Limited and Arjo Wiggins Appleton (Bermuda) Limited from AWA and its other Affiliates for bankruptcy, substantive consolidation or similar purposes;

          (iii) an Officer's Certificate on behalf of Paperweight Development Corp., certifying that it believes that the proposed action is not adverse to Arjo Wiggins Appleton (Bermuda) Limited, Paperweight Development Corp. or the Company;

          (iv) an opinion from an investment bank of recognized national standing, to the effect that the proposed action is not adverse, from a financial point of view, to Arjo Wiggins Appleton (Bermuda) Limited or to the Holders of the Notes and would not, in such investment bank's opinion, result in any adverse effect on the trading or price of the Notes; and

          (v) any additional opinions or certificates that the Trustee determines may reasonably be required given the circumstances of any proposed action;

in each case, in form and substance acceptable to the Trustee or (B) consent of the Holders of a majority in principal amount of the Notes then outstanding to the taking of the proposed action.

     (j) Upon repayment of all of the outstanding Notes, the Trustee shall deliver a certificate to the Company substantially in the form of Exhibit A-2 to the Relationship Agreement.

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Section 7.02. Rights of Trustee.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any,

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Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by the Trustee in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee's negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which the Trustee may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the

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fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a ) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

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Section 7.09.     Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.     Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied, and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to its Parent Guarantee or Subsidiary Guarantee, as applicable (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each of the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, the Company shall be deemed to have satisfied all its other obligations under such Notes and this Indenture, and each of the Guarantors shall be deemed to have satisfied all of its obligations under its Parent Guarantee or Subsidiary Guarantee, as applicable (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Notes when

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such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

Section 8.03.     Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 (except 4.17(b)), 4.18, 4.19, 4.20, 4.21,
4.22, 4.23, 4.24, 4.25, 4.26 and 4.27 hereof and clause (iv) of Section 5.01 hereof with respect to the outstanding Notes, and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17(except 4.17(b)), 4.18,
4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26 and 4.27 hereof and clause (iv)
of Section 5.01 hereof with respect to its Parent Guarantee or Subsidiary Guarantee, as applicable, on and after the date the conditions set forth in
Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Notes and such Parent Guarantees and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.     Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a

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ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period commencing on the date of deposit and ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

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         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.     Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.     Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium and Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Parent Guarantee or the Subsidiary Guarantee without the consent of any Holder of a Note:

         (a) to change a notice address or to cure any ambiguity, defect or inconsistency;

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               (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

               (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

               (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

               (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (f) to provide for the acceptance of appointment under this Indenture of a successor Trustee with respect to the Notes issued hereunder; or

               (g) to allow any Guarantor to execute a supplemental indenture and/or a Parent Guarantee or Subsidiary Guarantee, as applicable, with respect to the Notes.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

               Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10, 4.15 and 4.23 hereof), the Notes, the Parent Guarantee and the Subsidiary Guarantee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Parent Guarantee or the Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

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     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10, 4.15 and
4.23 hereof;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium or Liquidated Damages, if any, or interest on the Notes;

     (g) waive redemption payment with respect to any Note (other than a payment required by Section 3.09, 4.10, 4.15 or 4.23);

     (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

     (i) release any Guarantor from any of its obligations under its Parent Guarantee or its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.03.  Compliance with Trust Indenture Act.

               Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

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Section 9.04.     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.     Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.     Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                 SUBORDINATION

Section 10.01.    Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt of the Company and of the Guarantors (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02.    Certain Definitions.

         "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted hereunder to be incurred, the principal amount of which is $25.0 million or more, and that has been designated by the Company as "Designated Senior Debt."

         "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior

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Debt) to substantially the same extent as, or to a greater extent than, the
Notes and the Parent Guarantee and the Subsidiary Guarantee are subordinated to Senior Debt pursuant to the Indenture.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Senior Debt" means (i) all Indebtedness of the Company or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of the Company or any Guarantor that is permitted to be incurred by the Company or such Guarantor pursuant to this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Parent Guarantee or Subsidiary Guarantee, and (iii) all Obligations with respect to any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (w) any liability for federal, state, local or other taxes owed or owing by the Company,
(x) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates, (y) any trade payables and (z) any Indebtedness that is incurred in violation of this Indenture.

Section 10.03.    Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or such Guarantor, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or their respective property, in an assignment for the benefit of creditors of the Company or such Guarantor or any marshaling of the Company's or such Guarantor's assets and liabilities:

                  (i) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt by the Company or such Guarantor (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

                  (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

A distribution may consist of cash, securities or other property, by set-off or otherwise.

Section 10.04.    Default on Designated Senior Debt.

         (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) and may not make any deposits with the Trustee pursuant to Article 8 or
Section 4.24 until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

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                  (i) a default in the payment of any principal or other
         Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                  (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium and Liquidated Damages, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                  (i) in the case of a payment default, the date upon which the default is cured or waived, or

                  (ii)   in the case of a default referred to in clause (ii) of
         Section 10.04(a) hereof, upon the earliest of (A) the date on which such default is cured or waived, (B) 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Debt has not been accelerated or (C) the date on which the Trustee receives notice from the holder of such Designated Senior Debt rescinding such Payment Blockage Notice, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 10.05.    Acceleration of Notes.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 10.06.    When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

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         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.07.  Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

Section 10.08.  Subrogation.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 10.09.  Relative Rights.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.10.  Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

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Section 10.11.  Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12.  Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13.  Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

Section 10.14.  Amendments.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE 11.
                   PARENT GUARANTEES AND SUBSIDIARY GUARANTEES

Section 11.01.  Guarantees.

         Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes

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will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Parent Guarantee or Subsidiary Guarantee, as applicable, shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Parent Guarantee and this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Parent Guarantee and this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Parent Guarantee and this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 11.02.  Subordination of Parent Guarantees and Subsidiary Guarantees.

         The Obligations of each Guarantor under its Parent Guarantee or Subsidiary Guarantee, as applicable, pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

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Section 11.03.  Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Parent Guarantee or Subsidiary Guarantee, as applicable, of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Parent Guarantee or Subsidiary Guarantee, as applicable. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 11, result in the obligations of such Guarantor under its Parent Guarantee or Subsidiary Guarantee, as applicable, not constituting a fraudulent transfer or conveyance.

Section 11.04. Execution and Delivery of Parent Guarantee and Subsidiary Guarantee.

         To evidence its Parent Guarantee or Subsidiary Guarantee, as applicable, set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Parent Guarantee or Subsidiary Guarantee, as applicable, substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Parent Guarantee or Subsidiary Guarantee, as applicable, set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Parent Guarantee or Subsidiary Guarantee, as applicable.

         If an Officer whose signature is on this Indenture or on the Parent Guarantee or Subsidiary Guarantee, as applicable, no longer holds that office at the time the Trustee authenticates the Note on which a Parent Guarantee or Subsidiary Guarantee, as applicable, is endorsed, the Parent Guarantee or Subsidiary Guarantee, as applicable, shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Parent Guarantee and Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Domestic Subsidiaries or Parent Entities subsequent to the date of this Indenture, if required by Section 4.21 hereof, the Company shall cause such Domestic Subsidiaries or Parent Entities to execute supplemental indentures to this Indenture and Parent Guarantees or Subsidiary Guarantees, as applicable, in accordance with Section 4.21 hereof and this Article 11, to the extent applicable.

Section 11.05.  Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 11.06, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

         (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably

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satisfactory to the Trustee, under this Indenture, its Parent Guarantee or
Subsidiary Guarantee, as applicable, and the Registration Rights Agreement on the terms set forth herein or therein; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (c) if the Guarantor is a party to the Environmental Indemnity Agreements, all rights afforded to such Guarantor are effectively assigned in full to the Person formed by or surviving any consolidation or merger (if other than the Company or another Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, pursuant to agreements reasonably satisfactory to the Trustee.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Parent Guarantee or Subsidiary Guarantee, as applicable, endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Parent Guarantees or Subsidiary Guarantees, as applicable, to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All Parent Guarantees and all Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Parent Guarantee and Subsidiary Guarantee theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Parent Guarantees and Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.06.  Releases Following Sale of Assets.

         In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation, sale or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Parent Guarantee or Subsidiary Guarantee, as applicable; provided that (i) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof and (ii) if the Guarantor is a party to the Environmental Indemnity Agreements, all rights afforded to such Guarantor are effectively assigned in full to the Person formed by or surviving any consolidation or merger (if other than the Company or another Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, pursuant to agreements reasonably satisfactory to the Trustee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, and the Trustee's satisfaction with the agreements described in clause (ii) above, if applicable, the Trustee shall

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execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Parent Guarantee or Subsidiary Guarantee, as applicable.

         Any Guarantor not released from its obligations under its Parent Guarantee or Subsidiary Guarantee, as applicable, shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01.  Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)      either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive.

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Section 12.02.  Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; provided that if the Company has made any payment of principal of, premium and Liquidated Damages, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01.  Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 13.02.  Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Appleton Papers Inc.
         825 E. Wisconsin Ave.
         P.O. Box 359
         Appleton, WI 54912-0359
         Telecopier No.:  (920) 991-7256
         Attention:  Chief Financial Officer

         With a copy to:
         Godfrey & Kahn, S.C.
         780 North Water Street
         Milwaukee, WI 53202-3590
         Telecopier No.:  (414) 273-5198
         Attention:  Christopher B. Noyes, Esq.

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         If to the Trustee:
         U.S. Bank National Association
         180 East Fifth Street
         Saint Paul, MN 55101
         Telecopier No.:  (651) 244-0711
         Attention:  Corporate Trust Administration

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03.  Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 13.04.  Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

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Section 13.05.  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

         (c) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (d) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (e) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (f) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06.  Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Parent Guarantee or the Subsidiary Guarantee, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08.  Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES, THE PARENT GUARANTEE AND THE SUBSIDIARY GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09.  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

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Section 13.10.  Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

Section 13.11.  Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.  Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.  Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.  PDC Capital Corporation.

         Notwithstanding any other provisions of this Indenture, PDC Capital Corporation, a Delaware Corporation, shall not be subject to the terms and conditions of this Indenture provided that it has no assets other than nominal assets and its Common Stock ownership of Arjo Wiggins Appleton (Bermuda) Limited.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of December 14, 2001
                                      Appleton Papers Inc.


                                      By:  /s/ Paul J. Karch
                                           Name: Paul J. Karch
                                           Title: Secretary

                                      Paperweight Development Corp.


                                      By:  /s/ Paul J. Karch
                                           Name: Paul J. Karch
                                           Title: Secretary

                                      WTA Inc.


                                      By:  /s/ Paul J. Karch
                                           Name: Paul J. Karch
                                           Title:  Asst. Secretary

                                      U.S. Bank National Association


                                      By:  /s/ R. Prokosch
                                           Name:  Richard H. Prokosch
                                           Title:  Vice President

                                                                      EXHIBIT A1

                                 [Face of Note]
_______________________________________________________________________________


                                                        CUSIP/CINS ____________


                   12 1/2% Senior Subordinated Notes due 2008

No. ___                                                           $____________


                              APPLETON PAPERS INC.

promises to pay to Cede & Co., or registered assigns, the principal sum of _____
___________

Dollars on December 15, 2008.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:  December 14, 2001


                                    APPLETON PAPERS INC.


                                    By:________________________________________
                                       Name:
                                       Title:

                                    By:________________________________________
                                       Name:
                                       Title:



This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee



By:__________________________________________
               Authorized Signatory

_______________________________________________________________________________

                                      A1-1

                                 [Back of Note]
                   12 1/2% Senior Subordinated Notes due 2008

[Insert the Global Note Legend if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Appleton Papers Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12 1/2% per annum from December 14, 2001 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts.

         3. Paying agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of December 14, 2001 ("Indenture") by and among the Company, the guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the

                                      A1-2

Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $250 million in aggregate principal amount.

         5.   Optional Redemption.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to December 15, 2005. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

         Year                                                     Percentage
         ----                                                     ----------
         2005...................................................   106.250%
         2006...................................................   103.125%
         2007 and thereafter....................................   100.000%

         (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2004, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of an initial public offering of its common stock or the net cash proceeds from the issuance of Equity Interests, other than Disqualified Stock, to third parties other than the Parent Entity at a redemption price equal to 112.500% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 60 days of the date of the closing of such initial public offering, the issuance of such Equity Interests or other equity cash investment.

         6.   Mandatory Redemption.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

         7.   Repurchase at the Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 20 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company, the Parent Entity or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase and or redeem with the proceeds of sales of assets (an "Asset Sale Offer")

                                      A1-3
pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after the consummation of the Asset Sale Offer, the Company (or such Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         (c) If, for any fiscal year of the Company commencing with the fiscal year ending December 28, 2002, there is any Excess Cash Flow, the Company shall first apply the Excess Cash Flow Amount to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect to such revolving credit Indebtedness and second, permanently reduce revolving credit commitments relating to Senior Debt in an amount equal to the remaining Excess Cash Flow Amount, if any, not used to repay Senior Debt, provided that the Company shall not be required in either case to reduce such revolving credit commitments to less than $50.0 million. If more than $5.0 million of the Excess Cash Flow Amount remains after such prepayment and adjustment for such permanent reduction, the Company shall be required to make an offer (an "Excess Cash Flow Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Upon the commencement of an Excess Cash Flow Offer, the Company shall mail a notice to each Holder setting forth the procedures governing the Excess Cash Flow Offer as required by the Indenture.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantee, the Parent Guarantee or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary

                                      A1-4

Guarantee, the Parent Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantee, the Parent Guarantee or the Notes may be amended or supplemented to change a notice address, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder of the Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Notes, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee or a Parent Guarantee with respect to the Notes.

         12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10, 4.15, 4.17, 4.23, 4.24 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or results in the acceleration of such Indebtedness prior to its express maturity and the amount of any such Indebtedness which is defaulted or accelerated aggregates $10.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay certain final judgments exceeding $10.0 million in the aggregate for the payment of money that are not paid, discharged, or stayed or the execution of which has not been otherwise postponed or precluded in accordance with applicable procedures, for a period of 60 days;
(vii) certain events of bankruptcy or insolvency with respect to the Parent Entity, the Company or one or more of any of their Subsidiaries with, individually or in the aggregate, total assets or liabilities of greater than or equal to $10.0 million; (viii) except as permitted by the Indenture, any Subsidiary Guarantee or Parent Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee or Parent Guarantee, as applicable; and (ix) the Environmental Indemnity Agreements or the Credit Enhancement is terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (except in accordance with the terms thereof) to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm in writing its obligations under either the Environmental Indemnity Agreements or the Credit Enhancement. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the

                                      A1-5

Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. No Recourse Against Others. A past, present or future director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantee or Parent Guarantee, as applicable or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 14, 2001, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Appleton Papers Inc.
825 E. Wisconsin Ave.
P.O. Box 359
Appleton, WI 54912-0359
Telecopier No.:  (920) 991-7256
Attention:  Chief Financial Officer

                                      A1-6

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                            Your Signature: ____________________
                                             (Sign exactly as your name appears
                                                 on the face of this Note)

Signature Guarantee*: ________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-7

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.23 of the Indenture, check the appropriate box below:

               -Section 4.10         -Section 4.15          -Section 4.23

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.23 of the Indenture, state the amount you elect to have purchased:

                                $______________

Date:  _______________

                                    Your Signature: ____________________________
                                             (Sign exactly as your name appears
                                                  on the face of this Note)

                                    Tax Identification No.:_____________________

Signature Guarantee*: ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-8

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount
                      Amount of decrease    Amount of increase in    of this Global Note       Signature of
                      in Principal Amount      Principal Amount        following such       authorized officer
                              of                      of                  decrease             of Trustee or
  Date of Exchange     this Global Note        this Global Note         (or increase)         Note Custodian
  ----------------     ----------------        ----------------         -------------         --------------






























*    This schedule should be included only if the Note is issued in global form.

                                      A1-9

                                                                      EXHIBIT A2


                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------


                                                           CUSIP/CINS __________


                   12 1/2% Senior Subordinated Notes due 2008

No. ___                                                              $__________

                              APPLETON PAPERS INC.


promises to pay to Cede & Co., or registered assigns, the principal sum of

_________________________________

Dollars on December 15, 2008.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1, and December 1

Dated:  December 14, 2001

                                                     APPLETON PAPERS INC.


                                                     By: ______________________
                                                         Name:
                                                         Title:

                                                     By: ______________________
                                                         Name:
                                                         Title:




This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
 as Trustee

By:  __________________________________________
                Authorized Signatory


--------------------------------------------------------------------------------


                                      A2-1

                  [Back of Regulation S Temporary Global Note]
                   12 1/2% Senior Subordinated Notes due 2008

[Insert the Regulation S Temporary Global Note Legend]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert the Private Placement Legend]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Appleton Papers Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12 1/2% per annum from December 14, 2001 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

                                      A2-2

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Company issued the Notes under an Indenture dated as of December 14, 2001 ("Indenture") by and among the Company, the guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $250 million in aggregate principal amount.

     5. Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to December 15, 2005. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

      Year                                                    Percentage
      ----                                                    ----------
      2005...................................................  106.250%
      2006 ..................................................  103.125%
      2007 and thereafter ...................................  100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to December 15, 2004, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of an initial public offering of its common stock or the net cash proceeds from the issuance of Equity Interests, other than Disqualified Stock, to third parties other than the Parent Entity at a redemption price equal to 112.500% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the

                                      A2-3
occurrence of such redemption and that such redemption occurs within 60 days of the date of the closing of such initial public offering, the issuance of such Equity Interests or other equity cash investment.

     6. Mandatory Redemption.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

     7. Repurchase at Option of Holder.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 20 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company, the Parent Entity or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase and or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to
Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after the consummation of the Asset Sale Offer, the Company (or such Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds , the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     (c) If, for any fiscal year of the Company commencing with the fiscal year ending December 28, 2002, there is any Excess Cash Flow, the Company shall first apply the Excess Cash Flow Amount to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect to such revolving credit Indebtedness and second, permanently reduce revolving credit commitments relating to Senior Debt in an amount equal to the remaining Excess Cash Flow Amount, if any, not used to repay Senior Debt, provided that the Company shall not be required in either case to reduce such revolving credit commitments to less than $50.0 million. If more than $5.0 million of the Excess Cash Flow Amount remains after such prepayment and adjustment for such permanent reduction, the Company shall be required to make an offer (an "Excess Cash Flow Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 103% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Upon the commencement of an Excess Cash Flow Offer, the Company shall mail a notice to each Holder setting forth the procedures governing the Excess Cash Flow Offer as required by the Indenture.

                                      A2-4

     8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantee, the Parent Guarantee or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantee, the Parent Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantee, the Parent Guarantee or the Notes may be amended or supplemented to change a notice address, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder of the Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Notes, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee or a Parent Guarantee with respect to the Notes.

     12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10, 4.15, 4.17, 4.23, 4.24 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other

                                      A2-5
agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness or results in the acceleration of such Indebtedness prior to its express maturity and the amount of any such Indebtedness which is defaulted or accelerated aggregates $10.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay certain final judgments exceeding $10.0 million in the aggregate for the payment of money that are not paid, discharged, or stayed or the execution of which has not been otherwise postponed or precluded in accordance with applicable procedures, for a period of 60 days;
(vii) certain events of bankruptcy or insolvency with respect to the Parent Entity, the Company or one or more of any of their Subsidiaries with, individually or in the aggregate, total assets or liabilities of greater than or equal to $10.0 million; (viii) except as permitted by the Indenture, any Subsidiary Guarantee or Parent Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee or Parent Guarantee, as applicable; and (ix) the Environmental Indemnity Agreements or the Credit Enhancement is terminated, held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (except in accordance with the terms thereof) to be in full force and effect or any party thereto, or any Person acting on behalf of any party thereto, shall deny or disaffirm in writing its obligations under either the Environmental Indemnity Agreements or the Credit Enhancement. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. No Recourse Against Others. A past, present or future director, officer, employee, incorporator or stockholder, of the Company or any of the Guarantors, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantee or the Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=

                                      A2-6
joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 14, 2001, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Appleton Papers Inc.
825 E. Wisconsin Ave.
P.O. Box 359
Appleton, WI 54912-0359
Telecopier No.:  (920) 991-7256
Attention: Chief Financial Officer

                                      A2-7

                                 Assignment Form

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               _________________________________
                                                 (Insert assignee's legal name)

________________________________________________________________________________

                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                           Your Signature:
                                          ______________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                       A2-8

                       Option of Holder to Elect Purchase

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.23 of the Indenture, check the appropriate box below:

  -| Section 4.10              -| Section 4.15                -| Section 4.23


         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.23 of the Indenture, state the amount you elect to have purchased:

                                  $_______________

Date:  _______________

                                  Your Signature:
                                                 _______________________________
                                        (Sign exactly as your name appears on
                                         the face of this Note)

                                  Tax Identification No.:_______________________


Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                       A2-9

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE


         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                     Principal Amount
                                                                    of this Global Note     Signature of
                        Amount of decrease   Amount of increase in    following such     authorized officer
                        in Principal Amount     Principal Amount       decrease (or      of Trustee or Note
    Date of Exchange    of this Global Note   of this Global Note        increase)            Custodian
    ----------------   --------------------   -------------------        ---------            ---------

                                       A2-10

                                                                       EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Appleton Papers Inc.
825 E. Wisconsin Ave.
P.O. Box 359
Appleton, WI 54912-0359

[Registrar address block]

         Re:  12 1/2% Senior Subordinated Notes due 2008

         Reference is hereby made to the Indenture, dated as of December 14, 2001 (the "Indenture"), between Appleton Papers Inc., as issuer (the "Company"), and U.S. Bank National Assocation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [_]    Check if Transferee will take delivery of a beneficial
                   ------------------------------------------------------
interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The
---------------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [_]    Check if Transferee will take delivery of a beneficial
                   -------------------------------------------------------
interest in the Temporary Regulation S Global Note, the Regulation S Global Note
--------------------------------------------------------------------------------
or a Definitive Note pursuant to Regulation S. The Transfer is being effected
---------------------------------------------
pursuant to and in accordance with Rule 903 or Rule 904 or Rule 144 (if applicable) under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [_]   Check and complete if Transferee will take delivery of a
                  --------------------------------------------------------
beneficial interest in the 144A Global Note or a Definitive Note pursuant to any
--------------------------------------------------------------------------------
provision of the Securities Act other than Rule 144A or Regulation S. The
--------------------------------------------------------------------
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4.  [_] Check if Transferee will take delivery of a beneficial interest
                         ------------------------------------------------------
in an Unrestricted Global Note or of an Unrestricted Definitive Note.
--------------------------------------------------------------------

         (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b)[_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c)[_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                  ______________________________
                                                    [Insert Name of Transferor]



                                                  By:___________________________
                                                   Name:
                                                   Title:

         Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                    a)  [_]   a beneficial interest in the:

                        (i)   [_] 144A Global Note (CUSIP _________), or

                        (ii)  [_] Regulation S Global Note (CUSIP _________), or

                    (b)  [_]    a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                    (a) [_]    a beneficial interest in the:

                        (i)    144A Global Note (CUSIP _________), or

                        (ii)   Regulation S Global Note (CUSIP _________), or

                        (iii)  Temporary Regulation S Global Note (CUSIP __), or

                        (iv)   Unrestricted Global Note (CUSIP _________); or

                    (b)  a Restricted Definitive Note; or

                    (c)  an Unrestricted Definitive Note,

                    in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


Appleton Papers Inc.
825 E. Wisconsin Ave.
P.O. Box 359
Appleton, WI 54912-0359

[Registrar address block]

         Re:  12 1/2% Senior Subordinated Notes due 2008

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of December 14, 2001 (the "Indenture"), between Appleton Papers Inc. as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1.       Exchange of Restricted Definitive Notes or Beneficial
                  -----------------------------------------------------
Interests in a Restricted Global Note for Unrestricted  Definitive Notes or
---------------------------------------------------------------------------
Beneficial Interests in an Unrestricted Global Note
---------------------------------------------------

         (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [_]   Check if Exchange is from Restricted Definitive Note to
Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2.      Exchange of Restricted Definitive Notes or Beneficial Interests
                 ---------------------------------------------------------------
in Restricted Global Notes for Restricted Definitive Notes or Beneficial
------------------------------------------------------------------------
Interests in Restricted Global Notes
------------------------------------

         (a) [_]   Check if Exchange is from beneficial interest in a Restricted
Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [_]   Check if Exchange is from Restricted Definitive Note to
beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note or Temporary Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ____________________________________
                                                 [Insert Name of Transferor]



                                            By: ________________________________
                                             Name:
                                             Title:

Dated:  ______________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

[Registrar address block]

Appleton Papers Inc.
825 E. Wisconsin Ave.
P.O. Box 359
Appleton, WI 54912-0359

         Re: 12 1/2% Senior Subordinated Notes due 2008

         Reference is hereby made to the Indenture, dated as of December 14, 2001 (the "Indenture"), between Appleton Papers Inc., as issuer (the "Company"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [_]   a beneficial interest in a Global Note, or

         (b) [_]   a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other

                                                                      EXHIBIT D

information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            ___________________________________
                                            [Insert Name of Accredited Investor]


                                            By: _______________________________
                                                Name:
                                                Title:

Dated:  _______________________

                                                                       EXHIBIT E

                      [FORM OF SUBSIDIARY/PARENT GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 14, 2001 (the "Indenture") among Appleton Papers Inc., the Guarantors listed on Schedule I thereto and U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Parent Guarantee, the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Parent Guarantee and the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this [Parent/Subsidiary] Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                    [Name of [Parent/Subsidiary]Guarantor(s)]


                                     By:_______________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

         Supplemental Indenture (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing
Parent/Subsidiary"), a [parent entity/subsidiary] of Appleton Papers Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 14, 2001 providing for the issuance of an aggregate principal amount of up to $250 million of 12 1/2% Senior Subordinated Notes due 2008 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Parent or Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary or Guaranteeing Parent, as the case may be, shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Parent Guarantee" or "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing [Parent/Subsidiary] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Guaranteeing [Parent/Subsidiary] hereby agrees as follows:

              (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                   (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                   (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

              (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

              (d) This [Parent/Subsidiary] Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing [Parent/Subsidiary] accepts all obligations of a Guarantor under the Indenture.

              (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this [Parent/Subsidiary] Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

              (f) The Guaranteeing [Parent/Subsidiary] shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

              (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this [Parent/Subsidiary] Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this [Parent/Subsidiary] Guarantee.

              (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

              (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new [Parent/Subsidiary] Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this [Parent/Subsidiary]
         Guarantee will not constitute a fraudulent transfer or conveyance.

         3. Execution and Delivery. Each Guaranteeing [Parent/Subsidiary] agrees that the Parent Guarantee and Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantees.

         4. Guaranteeing [Parent/Subsidiary] May Consolidate, Etc. on Certain Terms.

                  (a) The Guaranteeing [Parent/Subsidiary] may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                        (i) subject to Sections 11.05 and 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Indenture and its [Parent/Subsidiary] Guarantee on the terms set forth herein or therein;

                        (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                        (iii) if the Guarantor is a party to the
                  Environmental Indemnity Agreements, all rights afforded to such Guarantor are effectively assigned in full to the Person formed by or surviving any consolidation or merger (if other than the Company or another Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, pursuant to agreements reasonably satisfactory to the Trustee.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Parent Guarantee or Subsidiary Guarantee, as applicable, endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor person thereupon may cause to be signed any or all of the Parent Guarantees or Subsidiary Guarantees, as applicable, to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All Parent Guarantees and all Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Parent Guarantee and Subsidiary Guarantee theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Parent Guarantees and Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c)   Except as set forth in Articles 4 and 5 and Section
         11.06 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5.       Releases.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Parent Guarantee or Subsidiary Guarantee, as applicable; provided that (i) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture and (ii) if the Guarantor is a party to the Environmental Indemnity Agreements, all rights afforded to such Guarantor are effectively assigned in full to the Person formed by or surviving any consolidation or merger (if other than the Company or another Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, pursuant to agreements reasonably satisfactory to the Trustee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, and the Trustee's satisfaction with the agreements described in clause
         (ii) above, if applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Parent Guarantee or Subsidiary Guarantee, as applicable.

                  (b) Any Guarantor not released from its obligations under its Parent Guarantee or Subsidiary Guarantee, as applicable, shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing [Parent/Subsidiary], as such, shall have any liability for any obligations of the Company or any Guaranteeing Parent or Guaranteeing Subsidiary under the Notes, any Parent Guarantees, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing [Parent/Subsidiary] and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:  _______________, ____

                                        [Guaranteeing Parent/Subsidiary]

                                        By: _______________________________
                                        Name:
                                        Title:

                                        [Appleton Papers Inc.]

                                        By: _______________________________
                                        Name:
                                        Title:

                                        [Existing Guarantors]

                                        By: _______________________________
                                        Name:
                                        Title:

                                        U.S. Bank National Association,
                                        as Trustee

                                        By: _______________________________
                                            Authorized Signatory

                                   Schedule I

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Indenture as of the Issue Date:

         Paperweight Development Corp.

         WTA Inc.